Consent of Independent Accountants

We hereby consent to the use in the Statement of Additional

Information constituting part of this Pre-Effective Amendment No.

1 to the registration statement on Form N-1A (the "Registration

Statement") of our report dated June 29, 1998, relating to the statement of assets and liabilities of Alliance Select Investor

Series - Premier Portfolio, which appears in such Statement of

Additional Information.  We also consent to the reference to us under the heading "General Information - Independent Accountants"

in such Statement of Additional Information.





PRICE WATERHOUSE LLP

1177 Avenue of the Americas
New York, New York
June 29, 1998